As filed with the Securities and Exchange Commission on January 3, 1996

                                                   Registration No. 33-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       FASTCOMM COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

         Virginia                                               54-1289115
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                               45472 Holiday Drive
                            Sterling, Virginia 20166
                            Telephone: (703) 318-7750

    (Address of principal place of business, and address and telephone number of principal executive offices)

                                                              Copy to:
          Mark H. Rafferty                              Thomas G. Amon, Esq.
      Chief Financial Officer                             Amon & Sabatini
FastComm Communications Corporation                      437 Madison Avenue
        45472 Holiday Drive                           New York, New York 10022
      Sterling, Virginia 20166                       Telephone: (212) 759-9030
     Telephone: (703) 318-7750                        (Counsel for Registrant)
(Name, address and telephone number
       of agent for service)



Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [x].


                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                    Proposed maximum       Proposed maximum
   Title of each class of                     Amount to be           offering price       aggregate offering           Amount of
 securities to be registered                   registered             per share(*)               price             registration fee
====================================================================================================================================
Common Shares, par value $.01 per                456,206                $5.50                $2,509,133              $865.15
 share ...............................
====================================================================================================================================

          (*) Estimated solely for the purpose of calculating the amount of the registration fee and based, pursuant to Rule 457, on the closing price of the Common Stock of the Company on the NASDAQ on December 28, 1995.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a)P of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

================================================================================

--------------------------------------------------------------------------------
Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
--------------------------------------------------------------------------------


                  SUBJECT TO COMPLETION, DATED JANUARY 2, 1996

                                   ----------

                                     456,206

                                     Shares

                       FASTCOMM COMMUNICATIONS CORPORATION

                                  Common Stock

                                   ----------

     This Prospectus relates to the offer and sale of up to 456,206 shares of Common Stock, par value $.01 per share, of FastComm Communications Corporation. All of the Common Stock offered hereby may be sold from time to time by and for the accounts of the selling stockholders named in this Prospectus (the "Selling Stockholders"). See "Selling Stockholders." The methods of sale of the Common Stock offered hereby are described under the heading "Plan of Distribution." The Company will receive none of the proceeds from such sales. The Selling Stockholders will pay all expenses in connection with this offering.

     The Selling  Stockholders  and any  broker-dealers  that participate in the distribution of the Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and any commission or profit on the resale of shares received by such broker-dealers may be deemed to be underwriting commissions and discounts under the 1933 Act. Upon the Company's being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a supplemental Prospectus will be filed, if required, disclosing among other things the names of such broker-dealers, the number of shares involved, the price at which such shares are being sold and the commissions paid or the discounts or concessions allowed to such broker-dealers.

     The Common Stock of the Company is listed on the NASDAQ-NMS System (Symbol:
FSCX).

                                   ----------

                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
                   DISAPPROVED BY THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
              NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
              STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

        The date of this Prospectus is ___________________________, 1996

     No person has been authorized to give any information or to make any representation other than those contained in, or incorporated by reference into, this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholders. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities by anyone, in any state in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any state, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information herein or the affairs of the Company since the date hereof.

     A registration statement on Form S-3 in respect of the Common Stock offered by this Prospectus (the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, under the 1933 Act. This Prospectus does not contain all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Accordingly, additional information concerning the Company and such securities can be found in the Registration Statement, including various exhibits thereto, which may be inspected at the Public Reference Section of the Commission.

                              AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy and information statements, and other information filed by the Company with the Commission can be inspected and copied, at prescribed rates, during normal business hours at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office,
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007. Copies of such materials can also be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents are incorporated by reference into this Prospectus:

     (1) The latest Annual Report of the Company on Form 10-K filed with the Commission pursuant to Section (13)a of the 1934 Act;

     (2) All other reports filed pursuant to Section 13(a) of the 1934 Act since the end of the fiscal year covered by the Annual Report referred to above; and

     (3) The description of the Company's Common Stock registered under the 1934 Act contained in the Company's Form 8-A filed with the Commission on September 8, 1988, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this Prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporated). Requests should be directed to FastComm Communications Corporation, 45472 Holiday Drive, Sterling, Virginia 20166 (703) 318-7750,
Attention: Investor Relations.

                                   THE COMPANY

FastComm Communications Corporation, a Virginia corporation ("FastComm" or the "Company"), participates in the networking industry, which divides logically into two major areas:

1. Backbone components and systems: consisting of large switches and multiplexers, plus the wide area network (WAN) transmission lines among these devices. Generally, backbone components are connected to each other by multiple lines. Public networks put backbone components in Central Offices. Private networks place them at headquarters, major regional centers, and the largest branch locations.

2. Access devices: typically smaller, located almost exclusively in remote customer offices, and attached to the backbone network through a single telephone line. An access device may be part of a local area network (LAN) within a building or campus.

Networks may be analog, where the electrical signal varies continuously like the volume of a speaker's voice, or digital, where the signal is either on or off (1 or 0).

FastComm Communications Corp. (FSCX, NASDAQ) designs, manufactures, and sells access devices that allow computer users to connect to public and private networks based on analog and digital transmission. Its products include a range of devices aimed at the fast packet services (cell relay or ATM networks, X.25 packet switched networks, and frame relay networks) as well as the analog public telephone network. The Company's access devices allow many types of terminal equipment and computers to use these services.

The Company manufacturers the bulk of its products at its headquarter locations. But it also resells several products manufactured by others under its label.

The Company does not make the backbone network components or systems, but is focused on the much simpler access devices. The market potential (in units) is greater for access products because there are so many small offices and businesses that are increasingly able to justify a digital network connection.

                                    PROCEEDS

     The Company will not receive any of the proceeds from the sale of the shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

     Certain of the shares offered hereby were issued to certain individuals in connection with a private placement of the Company's stock in December 1994 including Mr. Dennis, the Company's co-founder. The remainder of the shares offered hereby were issued in connection with acquisitions in 1992 and 1994.

                                  SHARES ISSUED

     The following table and text shows as to each Selling Stockholder, any material relationship with the Company or its affiliates within the past three years; the number of shares of the outstanding Common Stock of the Company owned as of April 30, 1995; the number of such shares which may be sold for the account of the Selling Stockholder; and the number of such shares that will be owned by the Selling Stockholder assuming the sale of all shares offered hereby. Except as noted below, no Selling Stockholder beneficially owned as of April 30, 1995, or will own as of the completion of this offering (unless additional shares are purchased by a Selling Stockholder), one percent or more of the outstanding Common Stock of the Company.

                                                                     Number of
                                  Number of Shares  Shares Which   Shares Owned
Selling Shareholder              Owned Before Sale   May Be Sold   After Sale
-------------------              -----------------   -----------   ----------
Danny G. Snow                          91,250          60,000         31,250

Beacon North                           10,000          10,000          -0-

Lawrence Dezenzo                       16,000          10,000          6,000

Watch Hill Research                    18,417          18,417          -0-

Estate of Robert N. Dennis            774,341         200,000        574,341

David Minker                           54,000          27,750         26,250

Mark H. Rafferty                       50,588           3,922         46,666

Peter C. Madsen                       692,866          87,616        605,250

William Flanagan                      217,421           3,922        213,499

Warren Belkin                           4,579           4,579          -0-

Jerry Zeisler                           5,000           5,000          -0-

ZyBel Microsystems Incorporated        25,000          25,000          -0-


     Peter C. Madsen is President and William Flanagan is Vice President Marketing-Technology and Mark Rafferty is Vice President and Chief Financial Officer of the Company. Messrs. Madsen and Flanagan each own more than one percent (1%) of the outstanding shares of the Company. Robert N. Dennis former President and Chairman of the Company died on May 28, 1995. Each of these individuals and the Estate of Mr. Dennis may be considered affiliates of the Company. As such they are limited in the amount of shares which they may resell pursuant to this Registration Statement.

                              PLAN OF DISTRIBUTION

     The shares offered hereby may be sold by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(d) an exchange distribution in accordance with the rules of such exchange;  and
(e) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the 1933 Act, in connection with such sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     Upon the Company's being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a supplemental Prospectus will be filed, if required, pursuant to Rule 424(b) under the 1933 Act, disclosing (a) the names of such broker-dealers, (b) the number of shares involved, (c) the price at which such shares are being sold,
(d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, as supplemented, and (f) other facts material to the transaction.

     Each Selling Stockholder has agreed with the Company that, among other things, for so long as the Registration Statement remains in effect, such Selling Stockholder (1) will deliver a copy of this Prospectus, as amended or supplemented, to any broker-dealer or other intermediary and any person or entity purchasing any of such Selling Stockholder's shares hereunder, (2) will give the Company certain specified notices with respect to any purchases or sales by such Selling Stockholder of any Common Stock of the Company and (3) will not engage in any stabilization activity in connection with the Company's securities. In addition, each Selling Stockholder will pay such Selling Stockholder's proportionate share of all expenses in connection with this offering.

                                     EXPERTS

     The financial statements and supplemental schedules of the Company and its consolidated subsidiaries as of April 30, 1995 and for the three years then ended have been audited by BDO Seidman, Independent Auditors, whose report is incorporated herein by reference from the Company's Annual Report on Form 10-K. These financial statements and supplemental schedules are incorporated herein by reference in reliance upon the reports of such independent certified public accountants given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby is being passed upon by Amon & Sabatini, New York, New York, counsel to the Company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Expenses to be borne by the Selling Stockholders in connection with the registration and distribution of the Common Stock being registered, other than the commissions paid or the discounts or concessions allowed to broker-dealers, are as follows:

     SEC registration fee ...................................    *$   865.15
     Blue Sky fees and expenses (including legal fees) ......    *  1,000.00
     Legal fees and expenses ................................    * 10,000.00
     Accounting fees and expenses ...........................    *  5,000.00
     Printing expenses ......................................    *  1,000.00
     Miscellaneous ..........................................    *    134.85
                                                                 -----------
     Total ..................................................    *$18,000.00
                                                                 ===========
----------
* Estimated


Item 15. Indemnification of Directors and Officers.

     Article Six of the By-Laws, as amended, of the Company empowers the Company to indemnify current or former directors, officers, employees or agents of the Company or persons serving by request of the Company in such capacities in any other enterprise or persons who have served by the request of the Company in such capacities in any other enterprise to the full extent permitted by the laws of the Commonwealth of Virginia.

     Article Tenth of the Virginia Stock Corporation Act contains provisions authorizing indemnification by the Company of directors, officers, employees or agents against certain liabilities and expenses which they may incur as directors, officers, employees or agents of the Company or of certain other entities. Section 13.1 - 699 also provides that such indemnification may include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under the Section. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities. Section 13.1 - 703 also contains provisions authorizing the Company to obtain insurance on behalf of any such director, officer employee or agent against liabilities, whether or not the Company would have the power to indemnify such person against such liabilities under the provisions of the Section. The Company currently maintains a policy of insurance under which the directors and officers of the Company are insured, within the limits and subject to the exclusions and limitations of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

     The  indemnification  and  advancement  of  expenses  provided  pursuant to
Section 13.1 - 699 are not exclusive, and subject to certain conditions, the Company may make other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents. Because the Articles of Incorporation, as amended, of the Company do not otherwise provide, notwithstanding the failure of the Company to provide indemnification and despite a contrary determination by the Board of Directors or its shareholders in a specific case, a director, officer, employee or agent of the Company who is or was a party to a proceeding may apply to a court of competent jurisdiction for indemnification or advancement of expenses or both, and the court may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses if it determines that the petitioner is entitled to mandatory indemnification pursuant to Section 13.1 - 698 because he has been successful on the merits, or because the Company has the power to indemnify on a discretionary basis pursuant to
Section 13.1 - 699 or because the court determines that the petitioner is fairly and reasonably entitled to indemnification or advancement of expenses or both in view of all the relevant circumstances.

     Section 13.1692.1 of the Act provides that the damages assessed against any officer or director arising out of a single transaction, occurrence or course of conduct shall not exceed the lesser of (1) the monetary amount specified i the articles of incorporation; or (2) the greater of (i) $100,000 or the amount of cash compensation received by the officer or director from the corporation for the twelve (12) months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director shall not be limited as provided above if the officer or director engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law including without limit of any claim of unlawful insider trading or manipulation of the market for any security.

     The Agreement  between the Company and the Selling  Stockholders  (filed as
Exhibit 4.1) provides that the Selling Stockholders and, under certain circumstances, persons participating as underwriters in the offering or sale of the Common Stock being registered will indemnify and hold harmless the Company and each director, officer and controlling person of the Company with respect to any statement or omission in the Registration Statement or the Prospectus based upon written information furnished to the Company by or on behalf of the Selling Stockholders or such underwriters, as the case may be, for inclusion therein.


Item 16. Exhibits

     (a) Exhibits:

 3.1     Restated Articles of Incorporation of the Company.(1)

 3.2     By-Laws of the Company, as amended.(1)

 4.1     Form of Agreement between the Company and the Selling Stockholders.(2)

 5.1     Opinion of Amon & Sabatini.(2)

23.1     Consent of BDO Seidman, Independent Auditors.(2)

23.2     Consent of Amon & Sabatini (included in Exhibit 5.1).(2)

----------

     (1) Previously filed as an Exhibit to the Company's Registration Statement on Form S-18, File No. 33-19785.

     (2)  Filed herewith.

Item 17. Undertakings.

     A. The undersigned hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided however, that paragraphs A.(1)(i) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of express incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Sterling, Commonwealth of Virginia on December 29, 1995.


                                           FASTCOMM COMMUNICATIONS CORPORATION


                                           By:    /s/ PETER C. MADSEN
                                                  Peter C. Madsen, President




     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration  statement  has  been  signed  by  the  following  persons  in  the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below has appointed each of Peter C. Madsen and Mark H. Rafferty as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments, supplements to this Registration Statement, and any and all
instruments  or  documents   filed  as  part  of  or  in  connection  with  this
Registration Statement or any amendment or supplement thereto, and any such attorney-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.


         Signature                                            Title                              Date
         ---------                                            -----                              ----


        /s/ PETER C. MADSEN         President (Principal Executive Officer),          December 29, 1995
          Peter C. Madsen           and Director



        /s/ MARK H. RAFFERTY        Chief Financial Officer (Principal Financial      December 29, 1995
          Mark H. Rafferty                  and Accounting Officer)


        /s/ EDWARD R. OLSON         Director                                          December 29, 1995
          Edward R. Olson


_______________________________     Director                                          ___________, 1995
          Gary H. Davison


        /s/ THOMAS G. AMON          Director                                          December 29, 1995
          Thomas G. Amon


                       FASTCOMM COMMUNICATIONS CORPORATION

                                  Exhibit Index



 3.1   Restated Articles of Incorporation of the Company.(1)

 3.2   By-Laws of the Company, as amended.(1)

 4.1   Form of Agreement between the Company and the Selling Stockholders.(2)

 5.1   Opinion of Amon & Sabatini.(2)

23.1   Consent of BDO Seidman, Independent Auditors.(2)

Consent Of Independent Certified Public Accountants




FastComm Communications Corporation
Sterling, Virginia



     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated July 28, 1995 relating to the consolidated financial statements and schedule of FastComm Communications Corporation appearing in the Company's Annual Report on Form 10-K for the year ended April 30, 1995.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO SEIDMAN, LLP

Washington, D.C.
December 19, 1995